SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     August 14, 2002
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                         Mirant Americas Generation, LLC
             (Exact name of registrant as specified in its charter)

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            Delaware                                         51-0390520
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  (State or other jurisdiction                    (IRS Employer Identification
        of incorporation)                                       No.)


    1155 Perimeter Center West Suite 100, Atlanta, Georgia             30338
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           (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code           (678) 579-5000
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                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.         Other Events
Mirant Americas Generation, LLC (the "Company") announced today that it is currently not in a position to file its Form 10-Q for the quarter ended June 30, 2002. In May 2002, both the Company and its parent company, Mirant Corporation ("Mirant"), retained KPMG LLP to replace their prior independent auditors. Because of various accounting issues that Mirant identified in press releases dated July 30, 2002 and August 14, 2002, KPMG has informed the Company that it will be unable to complete its limited review of Mirant's financial statements and that it cannot compete its limited review of the Company's financial statements until it completes the Mirant limited review. Because KPMG was not able to complete its limited review procedures prior to the release of the Company's interim financial statements for the quarter ended June 30, 2002, the Company has not filed such financial statements on a Form 10-Q. The Company does not expect Mirant's accounting issues to have any impact on its interim financial statements, however, under SEC regulations, the Company cannot file its second quarter Form 10-Q without a certification that KPMG has completed its limited review of the Company's financial statements. Once KPMG completes its limited review in accordance with Rule 10-01 of Regulation S-X, the Company expects to file its second quarter Form 10-Q, together with a certification pursuant to Section 906 of the White-Collar Crime Penalty Enhancements Act of 2002 which was enacted in connection with the Sarbanes-Oxley Act of 2002.

As disclosed in a press release dated July 30, 2002, Mirant identified several accounting issues related to its risk management and marketing operations. Mirant has determined that there is no $100 million overstatement of an account payable, and has reconciled the potential $68 million overstatement of an accounts receivable asset referenced in the July 30 press release. Mirant continues to work to resolve the previously disclosed issues related to the $85 million overstatement of a gas inventory asset. This latter issue potentially relates to accruals made in 1999, 2000 and 2001 and arises from its energy risk management and marketing operations. At this time, Mirant has not determined the extent, if any, to which this issue will affect its statements of income or the periods potentially affected. However, Mirant believes that this unresolved issue does not represent a material error in previous financial statements.

Mirant has also identified balance sheet reclassifications that are expected to reduce both energy risk management and marketing assets and liabilities in Mirant's 2000 and 2001 financial statements by an amount less than 5% of total assets. These reclassifications relate primarily to intra-company eliminations. These reclassifications are not expected to have any material effect on Mirant's results of operations, revenues, expenses, net income, liquidity or cash flow.

As a result of the identification of these issues, Mirant has retained the law firm of King & Spalding to conduct an independent review of these issues, with the support of a nationally recognized accounting firm; to review the processes and controls in place in its risk management; and marketing accounting operations and to provide advice to Mirant's Audit Committee. Mirant cannot currently determine the outcome of the independent review. Mirant anticipates that it will take steps to strengthen its accounting controls and organization. Other circumstances, such as the requirements of the capital markets, the adoption of new accounting policies or any matters that subsequently arise out of the independent review, could lead Mirant to request KPMG to reaudit the Mirant's 2000 and 2001 financial statements. If a reaudit is requested, the effects of such reaudit on Mirant's or the Company's financial statements cannot be determined.

In addition, Mirant has not received comments from the Securities and Exchange Commission ("SEC") on its 2001 and 2002 filings, as part of the SEC's announced review of all Fortune 500 companies, and there can be no assurance that any such SEC comments would not require material amendments to such filings.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  August 14, 2002                                MIRANT AMERICAS
                                                      GENERATION, LLC





                                               By /s/ Stephen G. Gillis
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                                                   Stephen G. Gillis
                                                   Senior Vice President and
                                                     Controller
                                                  (Principal Accounting Officer)